EX-99.906CERT
CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES OXLEY ACT
Clifford E. Lai, Principal Executive Officer, and Thomas F. Doodian, Principal Financial Officer, of HYPERION COLLATERALIZED SECURITIES FUND, INC. (the “Fund”), each certify as evidenced below that:
1.	The N-CSR of the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Dated: October 6, 2005	/s/ Clifford E. Lai

Clifford E. Lai
President and Principal Executive Officer
HYPERION COLLATERALIZED SECURITIES FUND, INC.

Dated: October 6, 2005	/s/ Thomas F. Doodian

Thomas F. Doodian
Treasurer and Principal Financial Officer
HYPERION COLLATERALIZED SECURITIES FUND, INC.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signatures that appear in typed form within the electronic version of this written statement required by Section 906, has been provided to HYPERION COLLATERALIZED SECURITIES FUND, INC. and will be retained by HYPERION COLLATERALIZED SECURITIES FUND, INC. and furnished to the Securities and Exchange Commission or its staff upon request.

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